Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated March 1, 2021 relating to the financial statements of Viatris Inc. and subsidiaries and the effectiveness of Viatris Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Viatris Inc. for the year ended December 31, 2020, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania September 10, 2021